Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated March 25, 2026 relating to the Common stock, $0.10 par value, of SITE Centers Corp. shall be filed on behalf of the undersigned.

GUMSHOE CAPITAL MANAGEMENT LLC By: /s/ Laura Latushkin
Name: Laura Latushkin
Title: Chief Compliance Officer and Chief Operating Officer

GUMSHOE MASTER FUND LP By: /s/ Laura Latushkin
Name: Laura Latushkin
Title: Chief Compliance Officer and Chief Operating Officer

GUMSHOE CAPITAL GP LLC By: /s/ Laura Latushkin
Name: Laura Latushkin
Title: Chief Compliance Officer and Chief Operating Officer

ERIC WOLFF By: /s/ Eric Wolff